UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2020

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2020, Dr. Lon E. Bell, the Chief Executive Officer, President and Chairman of the Board of Ideal Power Inc. (the “Company”) retired as President and Chief Executive Officer of the Company. Dr. Bell will continue as Chairman of the Board through the remainder of his current term.

In addition, on April 8, 2020, the Board of Directors of the Company (the “Board”) appointed R. Daniel Brdar as the President and Chief Executive Officer of the Company. Mr. Brdar previously served as the BTRAN Chief Commercial Officer of the Company. Mr. Brdar is also a member of the Board.

R. Daniel Brdar, age 60, served as BTRAN Chief Commercial Officer since April 2018. Mr. Brdar originally joined the Company in January 2014, where he served as our Chief Executive Officer and President until April 2018 and served as Chairman of the Board until March 2017. He has over 25 years of experience in the power systems and energy industries and has held a variety of leadership positions during his career. Prior to joining the Company, Mr. Brdar was Chief Operating Officer of Petra Solar Inc. from March 2011 to May 2013. From January 2006 to February 2011, Mr. Brdar was Chief Executive Officer of FuelCell Energy, Inc., a publicly traded company. Mr. Brdar also served as President of Fuel Cell Energy, Inc. (Nasdaq:FCEL) from August 2005 to February 2011 and Chairman of the Board of Directors from January 2007 until April 2011. Prior to his employment with FuelCell Energy, Inc., which began in 2000, Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997, including directing the research, development and demonstration of advanced power systems, including gas turbines, gasification systems and fuel cells. Mr. Brdar received a B.S. in Engineering from the University of Pittsburgh in 1981.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Brdar entered into a Second Revised and Restated Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Brdar will be entitled to the same compensation and benefits he was previously entitled to as the BTRAN Chief Commercial Officer of the Company, except he will be entitled to severance benefits for 12 months upon a qualifying termination. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

As Chairman of the Board, Dr. Bell will receive the same compensation of $49,920 per year, pro-rated for the remainder of his term, as he was previously entitled to as the Chief Executive Officer of the Company.

On April 14, 2020, the Company issued a press release announcing the above management changes. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description
10.1	Second Revised and Restated Employment Agreement, dated April 8, 2020, between Ideal Power Inc. and R. Daniel Brdar.
99.1	Press Release dated April 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer